State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 24, 2005, to Articles of Incorporation for CYBERQUEST GROUP, INC. which changed its name to VEIN ASSOCIATES OF AMERICA, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P98000043169.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-fifth day of August, 2005

CR2EO22 (2-03)

Glenda E. Hood

Glenda E. Hood
Secretary of State

Articles of Amendment
to
Articles of Incorporation
of

Cyberquest Group, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

P98000043169

(Document number of corporation (if known))

FILED 05 AUG 24 AM 9:30 SECRETARY OF STATE TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Vein Associates of America, Inc.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Not applicable

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

Not applicable

(continued)

The date of each amendment(s) adoption: August 4, 2005

Effective date if applicable: ____________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 21st day of August, 2005.

Signature ____________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

M. Richard Cutler
(Typed or printed name of person signing)

President
(Title of person signing)

FILING FEE: $35